                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 1999

                           DAILEY INTERNATIONAL INC.

             (Exact name of registrant as specified in its charter)

                    Delaware                                 001-11963                           76-0503351
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(State or other jurisdiction of incorporation)        (Commission File Number)        (IRS Employer Identification No.)

       2507 North Frazier
       Conroe, Texas                                                                  77303
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       (Address of principal                                                          (Zip Code)
       executive offices

Registrant's telephone number, including area code: (281) 350-3399




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Item 3.  Bankruptcy or Receivership

         On August 20, 1999, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the Second Amended Joint Plan of
Reorganization (the "Plan") for Dailey International, Inc. (the "Company") and certain of its subsidiaries ("Debtor Subsidiaries"). The effective date of the Plan is August 31, 1999 (the "Effective Date"). A copy of each of the Plan and the Confirmation Order is filed herewith.

         The Plan in its original form had been filed by the Company and the Debtor Subsidiaries on May 28, 1999 along with petitions for relief under Chapter 11 of the Bankruptcy Code, pursuant to the terms of the Acquisition Agreement between the Company and Weatherford International, Inc. ("Weatherford") dated May 21, 1999. The Acquisition Agreement and the Plan had contemplated, among other things, that the Company's outstanding $275 million
9 1/2% Senior Notes due 2008 indebtedness (the "Senior Notes") would be exchanged pro rata for $185 million in market value (as defined in the Plan) of Weatherford common stock and that all outstanding shares of common stock of the Company would be exchanged for $10 million in market value (as defined in the Plan) of Weatherford common stock. On August 31, 1999, the transactions contemplated under the Acquisition Agreement were consummated, whereupon the Company became a wholly-owned subsidiary of Weatherford.

         The following is a general summary of the material features of the Plan. The following summary is qualified in its entirety by the Plan and the Confirmation Order.

         Shortly after the petitions were filed, the Company and the Debtor Subsidiaries obtained an order of the Bankruptcy Court to pay their creditors all pre-petition claims and debts in the ordinary course of business, except for the holders of the Senior Notes. The Plan also provides that administrative and priority claims will be paid in full in cash.

         On the Effective Date, $185 million (determined as set forth in the Plan) in shares of Weatherford common stock were issued for distribution, pro rata, to the holders of Senior Notes in full and final satisfaction of all unpaid principal, interest and other claims owed under, or on account of, the Senior Notes. The number of shares of Weatherford common stock issued in respect of the Senior Note claims was approximately 5,212,185, including approximately 1,226,285 shares to be received by Weatherford in its capacity as a Senior Noteholder, which shares shall be retained by Weatherford as treasury shares. As provided in the Plan, that number of shares was determined based on a price per share of $35.49375, which was the average closing sales price of Weatherford shares as reported on the New York Stock Exchange for the 10 consecutive trading days prior to the Effective Date. Any fractional shares of Weatherford common stock that would otherwise be issued shall instead be paid in cash on the basis of the $35.49375 average closing price.




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         In addition, on the Effective Date, Weatherford delivered to American
Stock Transfer Co., as disbursing agent, $10 million (determined as set forth in the Plan) in shares of Weatherford common stock in respect of the Company's Class A and Class B Common Stock interests. The number of shares of Weatherford common stock issued in respect of the common stock interests was approximately 281,470, based upon the average price per share of $35.49375, determined in the manner as set forth above. Any fractional shares of Weatherford common stock that would otherwise be issued shall instead be paid in cash on the basis of the $35.49375 average closing price. On and following the Effective Date, the disbursing agent will have responsibility for disbursing the Weatherford common stock to persons who were holders of the Company's common stock in full and final satisfaction of such interests.

         As a condition to receiving shares of Weatherford common stock being distributed under the Plan, the holders of the Senior Note claims are required to surrender their Senior Notes to the Indenture Trustee. Weatherford was deemed to have surrendered the Senior Notes it owned to the Company as a capital contribution. Any holder of a Senior Note who has not surrendered or been deemed to have surrendered its Senior Note within two years after the Effective Date shall have its claim as a holder of Senior Notes disallowed, shall receive no distribution on account of its claim as a holder of Senior Notes, and shall be forever barred from asserting any claim on account of its Senior Notes. As of the Effective Date, Senior Notes represent only the right to participate in the distributions provided in the Plan with respect to the Senior Note claims.

         In addition, the holders of Company common stock will be required to surrender their shares of Company common stock to the disbursing agent pursuant to the Plan. Any holder of Company common stock that has not surrendered or been deemed to have surrendered its Company common stock within two years after the effective date of the Plan shall have its interest as a holder of Company common stock disallowed, shall receive no distribution on account of its interest as a holder of Company common stock, and shall be forever barred from asserting any claim or interest on account of its Company common stock. As of the Effective Date, all shares of the Company's Class A and Class B Common Stock represent only the right to participate in the distributions provided in the Plan with respect to the Company common stock interests.

         On the Effective Date, the instruments evidencing any other interests in the Company (including Company stock options) were deemed surrendered and canceled. All rights of holders of such interests were deemed forever extinguished as of the Effective Date.




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         As noted above, the consummation of the transactions set forth in the
Acquisition Agreement and the Plan resulted in Weatherford's being the sole owner of all of the common stock of the Company, as reorganized. In connection with such acquisition, on the Effective Date, pursuant to the Confirmation Order and without any further action by the stockholders or directors of the Company, the reorganized Company issued 1,000 shares of newly-authorized Common Stock, $1.00 par value, of the reorganized Company to Weatherford and filed with the Secretary of State of Delaware an Amendment to its Certificate of Incorporation, which conformed to the provisions of the Plan and prohibits the issuance of non-voting equity securities. On the Effective Date, the officers and directors of the Company and its subsidiaries resigned or were removed from office pursuant to the Confirmation Order, and the reorganized Company and its subsidiaries installed new officers and directors.

         As of August 31, 1999, there were 5,081,704 shares of the Company's Class A Common Stock and 5,000,000 shares of the Company's Class B Common Stock, par value $.01 per share, outstanding. As described above, on the Effective Date pursuant to the Plan, (i) all of the Company's outstanding Senior Notes were deemed canceled, and the holders thereof (excluding Weatherford) will be entitled to receive in exchange, in the aggregate, approximately 3,985,900 shares of the common stock of Weatherford, (ii) Weatherford will contribute its Senior Notes to the reorganized Company as a capital contribution and will receive 1,226,285 shares of Weatherford common stock to be retained as treasury shares, (iii) all of the issued and outstanding shares of the Company's Class A and Class B Common Stock will be canceled, and the holders thereof will be entitled to receive in exchange, in the aggregate, approximately 281,740 shares of Weatherford common stock, and (iv) the reorganized Company issued 1,000 shares of its newly-authorized Common Stock, $1.00 par value, to Weatherford. Any fractional shares of Weatherford common stock that would otherwise be issued shall instead be paid in cash on the basis of the $35.49375 average closing price.

         Financial information regarding the assets and liabilities of the Company, is set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, which is specifically incorporated into this Form 8-K by reference. For a further description of the proposed acquisition and restructuring, see the Second Amended Joint Plan of Reorganization filed as
Exhibit 2.1 hereto, the Confirmation Order filed as Exhibit 2.2 hereto, and the Acquisition Agreement filed as Exhibit 2.2 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 1, 1999.




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Item 7.  Exhibits

         (c)     Exhibits.

                 *2.1 Second Amended Joint Plan of Reorganization of Dailey International Inc., Dailey Energy Services, Inc., Dailey International Sales Corp., Colombia Petroleum Services Corp., International Petroleum Services, Inc., Dailey Environmental Remediation Technologies, Inc., Dailey Worldwide Services Corp., Air Drilling International, Inc. and Air Drilling Services, Inc., under Chapter 11 of the Bankruptcy Code.

                 *2.2 Order of the United States Bankruptcy Court for the District of Delaware confirming the Second Amended Joint Plan of Reorganization, dated August 19, 1999.

                 *3.1 Certificate of Amendment of Restated Certificate of Incorporation of Dailey International, Inc., as filed with the Office of the Secretary of State of Delaware on August 31, 1999.

                 *99.1 Press Release, dated August 19, 1999, announcing the confirmation of the Second Amended Joint Plan of Reorganization by the United States Bankruptcy Court for the District of Delaware.

                 *99.2 Press Release, dated August 31, 1999, announcing effectiveness of the Second Amended Joint Plan of Reorganization.

                 **99.3 Dailey International Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, which exhibit is incorporated herein by reference.

------------------------
*    Filed herewith.
**   Previously Filed.




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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        DAILEY INTERNATIONAL INC.



                                        By:/s/ WILLIAM D. SUTTON
                                        ---------------------------------------
                                        William D. Sutton
                                        Senior Vice President, General
                                        Counsel and Secretary

Dated:   August 31, 1999

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                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------

 *2.1 Second Amended Joint Plan of Reorganization of Dailey International Inc., Dailey Energy Services, Inc., Dailey International Sales Corp., Colombia Petroleum Services Corp., International Petroleum Services, Inc., Dailey Environmental Remediation Technologies, Inc., Dailey Worldwide Services Corp., Air Drilling International, Inc. and Air Drilling Services, Inc., under Chapter 11 of the Bankruptcy Code.

 *2.2        Order of the United States Bankruptcy Court for the
             District of Delaware confirming the Second Amended
             Joint Plan of Reorganization, dated August 19, 1999.

 *3.1        Certificate of Amendment of Restated Certificate of
             Incorporation of Dailey International, Inc., as filed with the Office of the Secretary of State of Delaware on August 31, 1999.

 *99.1 Press Release, dated August 19, 1999, announcing the confirmation of the Second Amended Joint Plan of Reorganization by the United States Bankruptcy Court for the District of Delaware.

 *99.2 Press Release, dated August 31, 1999, announcing effectiveness of the Second Amended Joint Plan of Reorganization.

 **99.3      Dailey International Inc. Quarterly Report on Form
             10-Q for the quarter ended June 30, 1999, which
             exhibit is incorporated herein by reference.


---------------------------
*       Filed herewith.
**      Previously Filed.